FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
MAY 19 1995
No. 1472-94
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE


                        ARTICLES OF MERGER
                       MERGER AGREEMENT AND
                   MINUTES OF MEETING ATTACHED

    A plan of merger between First National Holding Corporation Delaware, a Delaware corporation, and First National Holding Corporation- Nevada, a Nevada corporation, has been approved by the shareholders and adopted by the Board of Directors of both corporations. Therefore, pursuant to NRS, Sec. 78.458, First National Ho1ding Corporation-Nevada, the surviving corporation, files these Articles of Merger.

                                I.

Constituent corporations:

   A. First National Holding Corporation - Delaware, a corporation duly constituted and organized under the laws of the State of Delaware:

   B. First National Holding corporation - Nevada, a corporation duly constituted and organized under the laws of the State of Nevada.

Surviving Corporation:

   A.        First National Holding corporation - Nevada.

                               II.

      The plan of merger has been adopted by the Board of Directors of both of the corporations that are parties to the merger, to wit:
First National Holding corporation - Delaware and First National
Holding Corporation - Nevada.

                               III.

     The plan of merger has been approved by unanimous consent of the shareholders of both of the corporations that are parties to the merger, to wit: First National Holding corporation - Delaware and First National Holding Corporation - Nevada.

                               IV.

     The merger will not result in any amendments to the Articles or Incorporation of First National Holding Corporation - Nevada, the surviving corporation.


                                V.

     The complete, executed plan of merger on file at the registered office or other place of business of First National
Holding Corporation - Nevada, the surviving corporation.

                               VI.

     A copy of the plan of merger wil1 be furnished by the surviving corporation, First National Holding Corporation - Nevada, upon request and without cost to any stockholder of either First
National Holding Corporation - Delaware or First National Holding
Corporation - Nevada.

                               VII.

     That this merger was voted upon prior to First National
Holding Corporation of Nevada changing its name to Innovative
Weaponry, Inc.

     IN WITNESS THEREOF, the parties hereto have caused these Articles of Merger to be duly executed and acknowledged on this the 19th day of May, 1995.

FIRST NATIONAL HOLDING CORPORATION - NEVADA, A Nevada Corporation

By: /s/ Fred W. Rausch, Jr.
    ----------------------
       Fred W. Rausch, Jr.
       President

    Before me a Notary Public in and for Shawnee County, Kansas came Fred W. Rausch, Jr., who is personally known to me and signed his name above in my presence on May l9, 1995.

<Notary Seal Appears Here>               /s/ Cynthia R. Stansell
                                       ------------------------
                                           Notary Public

My commission expires 4/15/97
                      --------


FIRST NATIONAL HOLDING CORPORATION - NEVADA, A Nevada Corporation

By:   /s/ Patricia Wilson
     ----------------------
         Pat Wilson
         Assistant Secretary

   Before me a Notary Public in and for Bernaullo County, New Mexico came Pat Wilson who is personally known to me and signed her name above in my presence on May l9, 1995.

                                    /s/ James W. Washburne
                                    ----------------------------
                                         Notary Public

My Commission expires:   12-1-96
                                                  <Stamped:
                                                   RECEIVED
                                                   MAY 19 1995
                                                   SECRETARY OF STATE>